                     SEE RESTRICTIVE LEGENDS ON REVERSE SIDE



                       Incorporated under the Laws of the              *750,000*
                                State of Delaware





                              WELLS FARGO & COMPANY



          THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF LOS ANGELES.

9% PREFERRED STOCK, SERIES G                                     CUSIP 949740856

THIS CERTIFIES THAT WELLS FARGO BANK, N.A., as Depositary, is the record holder of Seven Hundred Fifty Thousand Fully Paid and Non-Assessable Shares of 9% Preferred Stock, Series G, of

                              WELLS FARGO & COMPANY

transferable on the share register of the Company in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

          WITNESS the seal of the Company and the signatures of its duly authorized officers.

          DATED:  ________, 199___

          __________________________________      ______________________________
                   Paul D. Ardleigh
                    Vice President                          Treasurer

For Value Received, ____________ hereby sell, assign and transfer unto _________
________________________________________________________________________________
_______________________________________________________________________shares of the Preferred Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint ___________________ ______________________________________________________________Attorney to
transfer the said shares of said Preferred Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.
                                        Dated________________________A.D. 19____
                                             ___________________________________
In Presence of:
_____________________________


NOTICE: The signature to this assignment must strictly correspond with the name as written upon the face of the Certificate in every particular and without alteration or enlargement or any change whatever.



                              WELLS FARGO & COMPANY


     These shares will not be redeemable prior to May 29, 1997, except as established. The shares will be redeemable, at the option of the Company, in whole or in part, on or after May 29, 1997, at a redemption price equal to Two Hundred Dollars ($200.00) per share plus an amount equal to the sum of all accrued and unpaid dividends thereon to the date fixed for redemption.

     The Company will furnish, without charge, to each 9% Preferred Stock, Series G, shareholder who so requests, a full statement of the designations, rights, privileges, restrictions and all other terms and conditions of the share of the 9% Preferred Stock, Series G, and of the shares of any other class or series of stock of the Company. Such request may be made to the Corporate Secretary, 420 Montgomery Street, San Francisco, California 94103.

     The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full.

     TEN COM  --  as tenants in common                 UNIF GIFT MIN ACT  --                  Custodian
     TEN ENT  --  as tenants by the entireties                                -----------------------------------------
     JT TEN   --  as joint tenants with right                                 (Cust)                             (Minor)
                  of survivorship and not                                     under Uniform Gifts to Minors
                  as tenants in common                                        Act
                                                                                  -------------------------------------
                                                                                               (State)

     Additional abbreviations may also be used though not in the above list.